UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2012

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 300, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

    As previously reported, on December 18, 2009, Imperial Capital Bancorp, Inc. (the “Company”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, Southern District of California, Case No. 09-19431-LA11 (the “Bankruptcy Court”).  As also previously reported, on May 24, 2012, the Bankruptcy Court entered an order confirming the proposed plan of reorganization filed with the Bankruptcy Court by the Company and Holdco Advisors L.P. (as amended, the “Plan”).

    On June 8, 2012 (the “Effective Date”), the Plan became effective and the Company consummated its reorganization under the Bankruptcy Code. Pursuant to the Plan, all equity interests in the Company (including the Company’s common stock) that were outstanding prior to the Effective Date were automatically cancelled as of the Effective Date and the obligations of the Company with respect to such equity interests were discharged as of the Effective Date.  Accordingly, the Company plans to file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934” with the Securities and Exchange Commission and will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: June 8, 2012	By:	/s/ Anthony A. Rusnak
Anthony A. Rusnak
Chief Operating Officer, General Counsel
and Secretary